Exhibit 99.1

FOR IMMEDIATE RELEASE

August 14, 2020

S&P Global Announces Pricing of Tender Offer for Any and All of Its Outstanding

4.400% Senior Notes Due 2026, 6.550% Senior Notes due 2037 and 4.500% Senior Notes due 2048

NEW YORK – S&P Global (NYSE: SPGI) (the “Company”) announced today that it has priced the previously announced cash tender offer for any and all of its outstanding 4.400% Senior Notes due 2026, 6.550% Senior Notes due 2037 and 4.500% Senior Notes due 2048 listed in the table below (the “Notes”). The tender offer is being made on the terms and subject to the conditions set forth in the Offer to Purchase, dated August 10, 2020 (the “Offer to Purchase”) and the related Notice of Guaranteed Delivery attached to the Offer to Purchase (the “Notice of Guaranteed Delivery”). The Notes are guaranteed by the Company’s subsidiary, Standard & Poor’s Financial Services LLC. The tender offer is referred to as the “Offer.” The Offer to Purchase and the Notice of Guaranteed Delivery are referred to together as the “Offer Documents.”

The Offer will expire today at 5:00 p.m., New York City time, unless extended or earlier terminated as described in the Offer Documents (such time and date, as they may be extended, the “Expiration Time”). Holders who validly tender (and do not validly withdraw) their Notes, or who deliver a properly completed and duly executed Notice of Guaranteed Delivery in accordance with the instructions in the Offer to Purchase, will be eligible to receive the Tender Offer Consideration described below and in the Offer Documents.

Title of Security	CUSIP Numbers / ISIN	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Reference Yield	Fixed Spread	Tender Offer Consideration (1), (2)
4.400% Senior Notes due 2026	78409VAK0, 78409VAG9, U75091AD7 / USU75091AD75	$900,000,000	1.625% U.S. Treasury Notes due February 15, 2026	PX6	0.360%	35 bps	$1,198.50
6.550% Senior Notes due 2037	78409VAB0 / –	$297,021,000	2.000% U.S. Treasury Notes due February 15, 2050	PX1	1.425%	105 bps	$1,569.12
4.500% Senior Notes due 2048	78409VAN4 / –	$500,000,000	2.000% U.S. Treasury Notes due February 15, 2050	PX1	1.425%	95 bps	$1,424.44

(1)	Per $1,000 principal amount.
(2)	The applicable Tender Offer Consideration is calculated on the basis of pricing for the U.S. Treasury Reference Security as of 2:00 p.m., New York City time, on August 14, 2020.

In addition, holders whose Notes are purchased in the Offer will receive accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date (as defined in the Offer to Purchase) for all Notes purchased in the Offer, including Notes tendered by Notice of Guaranteed Delivery. The Company expects the Settlement Date to occur on August 17, 2020. Notes tendered by Notice of Guaranteed Delivery and accepted for purchase will be purchased on the third business day after the Expiration Time, which is expected to be August 19, 2020, but payment of accrued interest on such Notes will only be made to, but not including, the Settlement Date.

The Company’s obligation to accept for purchase and to pay for Notes validly tendered and not validly withdrawn pursuant to the Offer is subject to the satisfaction or waiver, in the Company’s discretion, of certain conditions, which are more fully described in the Offer to Purchase, including, among others, the completion of the Company’s previously announced offering of its new senior notes, which is expected to occur immediately prior to the Settlement Date. The complete terms and conditions of the Offer are set forth in the Offer Documents. Holders of the Notes are urged to read the Offer Documents carefully.

The applicable “Tender Offer Consideration” listed in the table above for each $1,000 principal amount of Notes validly tendered and not validly withdrawn and accepted for purchase pursuant to the Offer was determined in the manner described in the Offer Documents by reference to the fixed spread for the applicable Notes specified in the table above plus the yield based on the applicable bid-side price of the U.S. Treasury Reference Security specified in the table above at 2:00 p.m., New York City time, on August 14, 2020.

The Company has retained D.F. King & Co., Inc. (“D.F. King”) as the tender agent and information agent for the Offer. The Company has retained Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC as the dealer managers for the Offer.

Holders who would like additional copies of the Offer Documents may call or email the information agent, D.F. King at (800) 317-8033 or spgi@dfking.com. Copies of the Offer to Purchase and the Notice of Guaranteed Delivery are also available at the following website: www.dfking.com/spgi. Questions regarding the terms of the Offer should be directed to Goldman Sachs & Co. LLC at 200 West Street, New York, NY 10282, telephone (800) 828-3182 (toll-free), (212) 902-6351 (collect), Attn: Liability Management or Morgan Stanley & Co. LLC at 1585 Broadway, 4th Floor, New York, NY 10036, Telephone: (212) 761-1057 (collect), (800) 624-1808 (toll-free), Attn: Liability Management Group.

None of the Company, its board of directors, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, D.F. King or the trustees for the Notes, or any of their respective affiliates, is making any recommendation as to whether holders of the Notes should tender their Notes pursuant to the Offer.

This press release shall not constitute an offer to buy or a solicitation of an offer to sell any Notes. The Offer is being made solely pursuant to the Offer Documents. The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Company by Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Forward-Looking Statements: This press release contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this press release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would.” For example, management may use forward-looking statements when addressing topics such as the timing for completion of the Offer, including the acceptance for purchase of any Notes validly tendered, and the expected Expiration Time and Settlement Date. The Company cannot give assurance that such statements will prove correct. Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things, risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the closing of the Company’s offering of new senior notes and the risks and uncertainties described in the Offer Documents and in the Company’s filings with the SEC, including the “Risk Factors” section in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in any subsequent document it files with the SEC. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law.

About S&P Global S&P Global is the world’s foremost provider of credit ratings, benchmarks and analytics in the global capital and commodity markets, offering ESG solutions, deep data, and insights on critical business factors. We’ve been providing essential intelligence that unlocks opportunity, fosters growth, and accelerates progress for more than 160 years. Our divisions include S&P Global Ratings, S&P Global Market Intelligence, S&P Dow Jones Indices, and S&P Global Platts.

Contact:

Investor Relations:

Chip Merritt

Senior Vice President, Investor Relations

(212) 438-4321 (office)

chip.merritt@spglobal.com

News Media:

David Guarino

Chief Communications Officer

(212) 438-1471 (office)

dave.guarino@spglobal.com

SOURCE S&P Global